Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5691211

(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer Identification number)

One Liberty Plaza
New York, N.Y.	10006

(Address of principal executive office)	(Zip code)

N/A

Name, address and telephone number of agent for service

POTASH CORPORATION OF SASKATCHEWAN INC.

(Exact name of obligor as specified in its charter)

SASKATCHEWAN, CANADA

(State or other jurisdiction of incorporation or organization)

N/ A

(I.R.S. employer identification no.)

500 122 1st Avenue S.
Saskatoon, Saskatchewan, Canada	S7K 7G3

(Address of principal executive offices)	(Postal Code)

DEBT SECURITIES

(Title of the indenture securities)

Item 1.	General Information
               Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

                              Board of Governors of the Federal Reserve System
                              Washington, D.C.

                              State of New York Banking Department

                              State House, Albany, N.Y.

(b)	Whether it is authorized to exercise corporate trust powers.

                              The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliation with the Obligor.
               If the obligor is an affiliate of the trustee, describe each such affiliation.
                              The obligor is not an affiliate of the Trustee.

Item 3. Not applicable.

Item 4. Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)	Title of securities outstanding under each such other indenture.

                              Potash Corporation of Saskatchewan Inc.
                              7.125% Note due 2007
                              7.75% Note due 2011

(b)	A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

The trustee does not believe there is a default under the outstanding indenture securities. The ranking of the securities to be issued under this indenture will rank pari passu with the securities issued and outstanding under such other indentures.

      Item 5 through Item 15. Not applicable.

Item 16.	List of Exhibits.
List below all exhibits filed as part of this statement of eligibility.

	Exhibit 1 —	Copy of the Organization Certificate of the Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

	Exhibit 2 —	Copy of the Certificate of Authority of the Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

	Exhibit 3 —	None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

	Exhibit 4 —	Copy of the existing By-Laws of the Trustee.(Exhibit 4 to T-1 to Registration Statement No. 333-6688).

	Exhibit 5 —	No Indenture referred to in Item 4.

	Exhibit 6 —	The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 333-27685).

	Exhibit 7 —	Copy of the latest Report of Condition of the Trustee as of March 31, 2002

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of May, 2002.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

By: /s/ John F. Neylan John F. Neylan Trust Officer

Exhibit 7

The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York

City

New York                  10006

State                            Zip Code

FDIC Certificate Number

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet

		RCON By	Mill Thou

		Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin(1)	0081	660	1 a.
	b. Interest-bearing balances(2)	0071	1,770	1.b.
2.	Securities
	a. Held to maturity securities (from Schedule RC-B, column A)	1754	1,217	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)	1773	0	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold	B987	0	3.a.
	b. Securities purchased under agreements to resell(3)	B989	13,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale	5369	0	4.a.
	b. Loans and leases, net of unearned income	B528		4.b.
	c. LESS: Allowance for loan and lease losses	3123		4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.3)	6529	0	4.d.
5.	Trading assets (from Schedule RC-D)	3545	0	5.
6.	Premises and fixed assets (including capitalized leases)	2145	0	6.
7.	Other real estate owned (from Schedule RC-M)	2150	0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8.
9.	Customers’ liability to this bank on acceptance outstanding	2155	0	9.
10.	Intangible assets:
	a. Goodwill	3163	0	10.a
	b. Other intangible assets (from Schedule RC-M)	0426	0	10.b
11.	Other assets (from Schedule RC-F)	2160	143	11.
12.	Total assets (sum of items 1 through 11)	2170	16,790	12.

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC — Continued

			RCON Bil	Mil Thou

			Dollar Amounts in Thousands
LIABILITIES
13.	Deposits
	a.	In domestic offices (sum of totals of Columns A and C from Schedule RC-E)	2200	3,392	13.a.
		(1) Noninterest-bearing(1)	6631	3,361	13.a.	(1)
		(2) Interest bearing	6636	31	13.a.	(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased(2)	B993	0	14.a.
	b.	Securities sold under agreements to repurchase(3)	B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)		3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190	0	16.
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding		2920	0	18.
19.	Subordinated notes and debentures(4)		3200	0	19.
20.	Other liabilities (from Schedule RC-G)		2930	228	20.
21.	Total liabilities (sum of items 13 through 20)		2948	3,620	21.
22.	Minority interest in consolidated subsidiaries		3000	0	22.
EQUITY CAPITAL				0
23.	Perpetual preferred stock and related surplus		3838	0	23.
24.	Common Stock		3230	1,000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839	10,030	25.
26.	a.	Retained earnings	3632	2,140	26.a.
	b.	Accumulated other comprehensive income(5)	B530	0	26.b.
27.	Other equity capital components(6)		A130	0	27.
28.	Total equity capital (sum of items 23 through 27)		3210	13,170	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		3300	16,790	29.

			RCON	Number

Memorandum
To be reported with the March Report of Condition.
1.	=	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	6724	1	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.